UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2017

Merrimack Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35409	04-3210530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square, Suite B7201 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 441-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 7, 2017, Gary Crocker resigned from the Audit Committee of the Board of Directors (the “Board”) of Merrimack Pharmaceuticals, Inc. (the “Company”), and Vivian Lee, a current member of the Board and an independent director, was appointed to the Audit Committee. Mr. Crocker will continue to serve as a director and as the Chairman of the Board of the Company.

On July 10, 2017, the Company received a letter from the Nasdaq Stock Market (“Nasdaq”) stating that Mr. Crocker’s service on the Audit Committee from March 9, 2017 to July 7, 2017 had caused the Company to not be in compliance with the audit committee composition requirement set forth in Nasdaq Listing Rule 5605(c)(2)(A) (the “Listing Rule”) during such time. Nasdaq determined that Mr. Crocker did not meet the Listing Rule’s criteria for service on the Audit Committee because he had participated in the preparation of the Company’s financial statements while he was interim President and Chief Executive Officer of the Company from October 3, 2016 to February 6, 2017. The letter also stated that because Mr. Crocker had been replaced on the Audit Committee by a director that did meet the Listing Rule’s criteria, the Company had regained compliance with the Listing Rule and the matter is now closed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMACK PHARMACEUTICALS, INC.

Date: July 14, 2017	By:	/s/ Jeffrey A. Munsie
Jeffrey A. Munsie
General Counsel